UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On October 9, 2012, Corps Real, LLC (“Corps Real”) elected to invest an additional $708,440.36 in debt financing (the “Additional Loan”) pursuant to the Plan Secured Promissory Note, dated November 17, 2010, issued by Biovest International, Inc. (“Biovest”), a majority owned subsidiary of Accentia Biopharmaceuticals, Inc. (the “Company”), to Corps Real (the “Biovest Corps Real Note”). As a result of the Additional Loan, the outstanding principal balance under the previously outstanding Biovest Corps Real Note was increased from $2,291,559.64 to $3,000,000. The Biovest Corps Real Note is due on November 17, 2012.

Because the Additional Loan will materially benefit the Company, and as an inducement for Corps Real to make the Additional Loan, the Company agreed to the following in consideration of the Additional Loan:

•

The Company amended an outstanding Common Stock Purchase Warrant, dated June 13, 2012 (giving Corps Real the right to purchase up to 5,882,353 shares of the Company’s common stock) by extending the expiration date of such warrant from June 2016 to June 2021 (the “Warrant Amendment”).

•

The Company granted to Corps Real a new warrant to purchase up to 5,500,000 shares of the Company’s common stock at an exercise price of $0.14 per share, which warrant is immediately exercisable and will expire on October 9, 2020 (the “New Warrant”).

•

Pursuant to an Irrevocable Assignment, dated October 9, 2012 (the “Assignment”), the Company assigned to Corps Real a 33.33% interest in the Company’s contract rights under the Company’s December 2009 settlement agreement with BioDelivery Sciences International, Inc., and the Company agreed under an Amended & Restated Security Agreement with Corps Real (the “Corps Real Restated Security Agreement”) that the remaining 66.66% interest held by the Company in such contract rights would continue to secure the Company’s indebtedness to Corps Real and its affiliates.

•

Pursuant to the Corps Real Restated Security Agreement and the Amended and Restated Security Agreement with Pabeti, Inc. (“Pabeti”) (an affiliate with Corps Real), the Company agreed that all collateral of the Company securing the Company’s obligations to Corps Real would also secure the Company’s obligations to Pabeti and that all collateral of the Company currently securing the Company’s obligations to Pabeti would also secure the Company’s obligations to Corps Real.

The offer and sale of the New Warrant (and the shares of common stock into which it is convertible) was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Corps Real is a sophisticated investor that had full access to any information about the Company and the offered securities as was requested by Corps Real.

The foregoing does not purport to be a complete description of the Warrant Amendment, New Warrant, Assignment, and Restated Security Agreement and is qualified by reference to the full text of such documents, all of which will be filed with the Company’s next Annual Report on Form 10-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey, Esq.
President, Chief Executive Officer, and General Counsel

Date: October 15, 2012

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